UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2024, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd., entered into a third amended and restated commitment letter (the “Amended Commitment Letter”) with funds managed by affiliates of Apollo Global Management (the “Apollo Funds”), which became effective on March 11, 2024 and which amends, restates and supersedes the second amended and restated commitment letter, dated February 22, 2023, among NCLC and the Apollo Funds. Pursuant to the Amended Commitment Letter, at NCLC’s option, the Apollo Funds have agreed to purchase from NCLC an aggregate principal amount of up to $650.0 million of senior unsecured notes due five years after the issue date (the “Unsecured Notes”). Such commitments are available through March 2025 and will be subject to a one-time structuring fee of 0.50% and a quarterly commitment fee of 0.75%. If drawn, the Unsecured Notes will be subject to an issue fee of 0.50% and will bear interest at a rate per annum equal to (A) the greater of (i) the interest rate of NCLC’s 7.75% senior notes due 2029 (the “2029 Notes”) and (ii) the then-current secondary trading yield applicable to the 2029 Notes plus (B) 200 basis points.

The foregoing description of the Amended Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Commitment Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On February 22, 2023, NCLC issued $250.0 million in aggregate principal amount of the 9.75% Senior Secured Notes due 2028 (the “Secured Notes”) pursuant to an indenture (the “Secured Notes Indenture”) by and among NCLC, as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), principal paying agent, transfer agent, registrar and security agent. The material terms and conditions of the Secured Notes Indenture were described in our Current Report on Form 8-K filed on February 22, 2023.

In a privately negotiated transaction between NCLC and the holders of the Secured Notes, NCLC agreed to repurchase all of the outstanding Secured Notes (the “Repurchase”). On March 11, 2024, in connection with the settlement of the Repurchase, the Trustee cancelled the aggregate principal amount outstanding under the Secured Notes and confirmed that NCLC had satisfied and discharged its obligations under the Secured Notes Indenture.

Item 7.01 Regulation FD Disclosure.

On March 12, 2024, NCLC issued a press release announcing (i) the entrance into the Amended Commitment Letter with the Apollo Funds, (ii) the Repurchase of the Secured Notes and (iii) that S&P Global Ratings (“S&P”) upgraded the Issuer Credit Rating for NCLC to B+. S&P also raised their issue-level ratings on NCLC’s existing secured debt to BB/BB- and its ratings on NCLC’s unsecured debt two notches to B, reflecting S&P’s upgrade of NCLC as well as some moderately improved recovery expectations for the unsecured debt. The stable outlook reflects S&P’s expectation that NCLC will significantly improve its credit metrics through 2024 on an anticipated increase in its revenue and EBITDA as it operates under normal operating conditions.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of Norwegian Cruise Line Holdings Ltd.'s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Commitment Letter, dated as of February 23, 2024 and effective as of March 11, 2024, among NCL Corporation Ltd. and the purchasers named therein.
99.1	Press release, dated March 12, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2024

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer